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                                                                    EXHIBIT 23.1

[RBG & CO. LETTERHEAD]

                        Consent of Independent Auditors



We consent to the incorporation by reference in the registration statements of West Pointe Bancorp, Inc. and subsidiary on Form S-8 and on Form S-3 of our report dated January 16, 2003, which report is incorporated by reference in the Annual Report on Form 10-K of West Pointe Bancorp, Inc. for the year ended December 31, 2003.

                                            /s/ Rubin, Brown Gornstein & Co. LLP

St. Louis, Missouri
March 24, 2004